UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2012

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive

San Jose, CA 95110

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of  Principal Operating Officer and Named Executive Officer; Appointment of Officer.

On October 26, 2012, Walter Lifsey, Executive Vice President & Chief Operations Officer of Atmel Corporation (the “Company”), announced his intention to retire from the Company, effective October 31, 2012.  Mr. Lifsey is expected to provide consulting services to the Company for a period of time after his retirement.

On October 26, 2012, the Company appointed Shahin Sharifzadeh to serve as Senior Vice President — Worldwide Operations for the Company.  Prior to his appointment by the Company, Mr. Sharifzadeh worked for Cypress Semiconductor from 1989 until 2012, most recently serving as Executive Vice President of Worldwide Manufacturing and Operations; President, China operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: October 29, 2012	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President, Finance and Chief Financial Officer